EXHIBIT 10.17

MODIFICATION OF PROMISSORY NOTE
DATED OCTOBER 29, 2007

MODIFICATION OF PROMISSORY NOTE

This Modification of Promissory Note is made as of October 29, 2007, by and between SEAENA, INC., a Nevada corporation (“Maker”), and U.C. LASER LTD., a company organized under the laws of the State of Israel (“Holder”).

Factual Background

Maker executed a certain Promissory Note dated May 3, 2007, payable to Holder (the “Note”).  Maker and Holder desire to amend the Note as set forth herein.

Modification

The second (2nd) paragraph of the Note is amended to read in full as follows:

 “The outstanding principal balance of this Note shall be due and payable in full on May 3, 2008, or earlier upon sale by Maker of the Seaena Class B Stock (as defined in the Agreement and Mutual Release dated May 3, 2007), or any other equity interest in Maker exceeding twenty-five percent (25%) of the voting rights of equity holders in Maker, in one transaction or a series of transactions.”

Except as expressly set forth herein, the Note shall remain in full force and effect.

"Maker"	"Holder"

SEAENA, INC.,	U.C. LASER LTD., a company organized under
a Nevada corporation	the laws of the State of Israel

By: /s/ Doug Lee	By: /s/ Marshall Butler
Doug Lee	Marshall Butler
President	Chariman of the board